[Logo]  Ernst & Young LLP       - One Indiana Square     - Phone: 317 681 7000
                                  Suite 3400               Fax:   317 681 7216
                                  Indianapolis, Indiana
                                   46204-2094

                                                                  Exhibit 23(b)

                         Consent of Independent Auditors



We consent to the incorporation by reference in the registration statements and prospectuses listed below of our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation (not presented separately therein), included in the consolidated financial statements of Minnesota Power & Light Company that are included in Minnesota Power & Light Company's Annual Report incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.


         Registration Statement (Form S-8 No. 33-51989) pertaining to the Minnesota Power and Affiliated Companies Employee Stock Purchase Plan.

         Registration Statement on Form S-8 (No. 33-32033) of the Minnesota Power and Affiliated Companies Supplemental Retirement Plan.

         Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51941) of the Minnesota Power & Light Company Common Stock.

         Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-50143) of the Minnesota Power & Light Company Common Stock.

         Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56134) of the Minnesota Power & Light Company Automatic Dividend Reinvestment and Stock Purchase Plan.

         Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-55240) of the Minnesota Power & Light Company First Mortgage Bonds.

         Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-45551) of the Minnesota Power & Light Company Serial Preferred Stock, Cumulative, Without Par Value.



                                                              ERNST & YOUNG LLP


Indianapolis, Indiana
March 28, 1996